Exhibit 99.1   NEWS RELEASE

As previously announced, UScellular will hold a teleconference August 6, 2021, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE
UScellular reports second quarter 2021 results
Executing on strategic priorities;
guidance reaffirmed

CHICAGO (August 5, 2021) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,014 million for the second quarter of 2021, versus $973 million for the same period one year ago. Service revenues totaled $774 million, versus $753 million for the same period a year ago. Net income attributable to UScellular shareholders and related diluted earnings per share were $35 million and $0.39, respectively, for the second quarter of 2021 compared to $68 million and $0.78, respectively, in the same period one year ago.
“UScellular continued strong growth in service revenue and made meaningful progress towards our strategic priorities,” said Laurent Therivel, UScellular President and CEO. “Higher postpaid ARPU helped drive service revenue growth as customers chose higher-value plans.

“Our efforts to expand our prepaid business are starting to generate positive results, and our business-and-government initiatives are laying the foundation for future growth. With the competitive environment top of mind, we are continuing to execute our community-by-community strategy in order to deliver solutions that are right for our customers.

“Our 5G and network modernization programs are on track. We continue to be very optimistic on the performance capabilities of mmWave spectrum. Additionally, the 5G fixed wireless access tests of market demand have seen early, encouraging results and will provide valuable learnings as we look to bring this high-speed product to market.

“I continue to be impressed with the hard work of our associates and their commitment to keeping our customers connected. I’d like to thank all of them for their contributions this quarter.”

2021 Estimated Results
UScellular’s current estimates of full-year 2021 results are shown below. Such estimates represent management’s view as of August 5, 2021 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2021 Estimated Results
	Previous	Current
(Dollars in millions)
Service revenues	$3,050-$3,150	Unchanged
Adjusted OIBDA[1]	$850-$950	Unchanged
Adjusted EBITDA[1]	$1,025-$1,125	Unchanged
Capital expenditures	$775-$875	Unchanged

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2021 estimated results, UScellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

		Actual Results
	2021 Estimated Results	Six Months Ended June 30, 2021	Year Ended December 31, 2020
(Dollars in millions)
Net income (GAAP)	N/A	$97	$233
Add back:
Income tax expense	N/A	17	17
Income before income taxes (GAAP)	$125-$225	$114	$250
Add back:
Interest expense	180	97	112
Depreciation, amortization and accretion expense	700	350	683
EBITDA (Non-GAAP)[1]	$1,005-$1,105	$561	$1,045
Add back or deduct:
(Gain) loss on asset disposals, net	20	7	25
(Gain) loss on sale of business and other exit costs, net	—	(1)	—
(Gain) loss on license sales and exchanges, net	—	—	(5)
(Gain) loss on investments	—	—	(2)
Adjusted EBITDA (Non-GAAP)[1]	$1,025-$1,125	$567	$1,063
Deduct:
Equity in earnings of unconsolidated entities	170	88	179
Interest and dividend income	5	3	8
Adjusted OIBDA (Non-GAAP)[1]	$850-$950	$476	$876
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for June 30, 2021, can be found on UScellular’s website at investors.uscellular.com.

Conference Call Information
UScellular will hold a conference call on August 6, 2021 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://event.on24.com/wcc/r/3332389/4AA81608B2125409E9D3E06EB6B1A284
▪Access the call by phone at (833) 968-2187, conference ID: 2249545.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 5.0 million connections in 21 states. The Chicago-based company employed approximately 5,000 associates as of June 30, 2021. At the end of the second quarter of 2021, Telephone and Data Systems, Inc. owned 82 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; potential conflicts of interests between TDS and UScellular; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies, such as the COVID-19 pandemic. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K, as updated by any UScellular Form 10-Q filed subsequent to such Form 10-K.

For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Retail Connections
Postpaid
Total at end of period	4,399,000	4,406,000	4,412,000	4,401,000	4,372,000
Gross additions	141,000	143,000	171,000	168,000	129,000
Feature phones	3,000	3,000	2,000	4,000	3,000
Smartphones	98,000	101,000	117,000	98,000	82,000
Connected devices	40,000	39,000	52,000	66,000	44,000
Net additions (losses)	(6,000)	(6,000)	11,000	28,000	12,000
Feature phones	(7,000)	(9,000)	(9,000)	(8,000)	(8,000)
Smartphones	6,000	6,000	12,000	8,000	11,000
Connected devices	(5,000)	(3,000)	8,000	28,000	9,000
ARPU[1]	$47.74	$47.65	$47.51	$47.10	$46.24
ARPA[2]	$125.25	$125.25	$124.87	$123.27	$120.70
Churn rate[3]	1.11%	1.12%	1.21%	1.06%	0.89%
Handsets	0.88%	0.92%	1.01%	0.88%	0.71%
Connected devices	2.69%	2.53%	2.64%	2.35%	2.24%
Prepaid
Total at end of period	507,000	496,000	499,000	506,000	496,000
Gross additions	65,000	62,000	56,000	65,000	62,000
Net additions (losses)	10,000	(3,000)	(8,000)	11,000	2,000
ARPU[1]	$35.64	$35.25	$35.15	$35.45	$34.89
Churn rate[3]	3.66%	4.37%	4.24%	3.59%	4.05%
Total connections at end of period[4]	4,967,000	4,961,000	4,968,000	4,962,000	4,919,000
Market penetration at end of period
Consolidated operating population	31,493,000	31,493,000	31,314,000	31,314,000	31,292,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$148	$125	$320	$216	$168
Total cell sites in service	6,819	6,802	6,797	6,758	6,673
Owned towers	4,278	4,270	4,271	4,246	4,208
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Includes reseller and other connections.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	2021 vs. 2020	2021	2020	2021 vs. 2020
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$774	$753	3%	$1,545	$1,515	2%
Equipment sales	240	220	9%	492	422	17%
Total operating revenues	1,014	973	4%	2,037	1,937	5%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	204	197	4%	389	377	3%
Cost of equipment sold	258	218	19%	533	435	23%
Selling, general and administrative	334	323	3%	639	659	(3)%
Depreciation, amortization and accretion	180	178	1%	350	354	(2)%
(Gain) loss on asset disposals, net	2	4	(50)%	7	8	(9)%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	(1)	—	N/M
Total operating expenses	978	920	6%	1,917	1,833	5%

Operating income	36	53	(32)%	120	104	16%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	47	44	7%	88	89	–
Interest and dividend income	2	1	54%	3	5	(30)%
Interest expense	(60)	(25)	N/M	(97)	(49)	N/M
Total investment and other income (expense)	(11)	20	N/M	(6)	45	N/M

Income before income taxes	25	73	(66)%	114	149	(24)%
Income tax expense (benefit)	(10)	4	N/M	17	8	N/M
Net income	35	69	(49)%	97	141	(31)%
Less: Net income attributable to noncontrolling interests, net of tax	—	1	(2)%	2	2	16%
Net income attributable to UScellular shareholders	$35	$68	(49)%	$95	$139	(32)%

Basic weighted average shares outstanding	87	86	1%	87	86	–
Basic earnings per share attributable to UScellular shareholders	$0.40	$0.79	(50)%	$1.10	$1.62	(32)%

Diluted weighted average shares outstanding	88	87	1%	88	87	–
Diluted earnings per share attributable to UScellular shareholders	$0.39	$0.78	(50)%	$1.08	$1.59	(32)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2021	December 31, 2020
(Dollars in millions)
Current assets
Cash and cash equivalents	$267	$1,271
Short-term investments	—	3
Accounts receivable, net	974	998
Inventory, net	183	146
Prepaid expenses	55	51
Income taxes receivable	126	125
Other current assets	40	29
Total current assets	1,645	2,623

Assets held for sale	3	2

Licenses	3,917	2,629

Investments in unconsolidated entities	445	435

Property, plant and equipment, net	2,386	2,466

Operating lease right-of-use assets	950	924

Other assets and deferred charges	574	602

Total assets	$9,920	$9,681

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2021	December 31, 2020
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$3	$2
Accounts payable	293	387
Customer deposits and deferred revenues	153	151
Accrued taxes	46	48
Accrued compensation	53	82
Short-term operating lease liabilities	125	116
Other current liabilities	78	85
Total current liabilities	751	871

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	668	633
Long-term operating lease liabilities	890	875
Other deferred liabilities and credits	372	376

Long-term debt, net	2,710	2,489

Noncontrolling interests with redemption features	10	10

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,663	1,651
Treasury shares	(42)	(67)
Retained earnings	2,794	2,739
Total UScellular shareholders’ equity	4,503	4,411

Noncontrolling interests	16	15

Total equity	4,519	4,426

Total liabilities and equity	$9,920	$9,681